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                                  EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Regeneron Pharmaceuticals, Inc. for the registration of 4,600,000 shares of its common stock and to the incorporation by reference therein of our report dated February 8, 2000, with respect to the financial statements of Amgen Regeneron Partners included in Regeneron Pharmaceuticals, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Los Angeles, California
January 25, 2001